EXHIBIT 99.4

IA GLOBAL ANNOUNCES RESULTS OF ANNUAL MEETING OF STOCKHOLDERS

BURLINGAME, CA  May 26, 2004/PRNewswire-FirstCall/ --

IA Global Inc. (Amex: IAO) today reported that at its annual stockholders meeting held on May 14, 2004, stockholders approved/ratified the following: (i) the election of five directors to serve for the ensuing year, (ii) the issuance of common stock upon conversion of our Series B convertible preferred stock,
(iii) an amendment to our certificate of incorporation to increase the number of shares of common stock authorized from 75,000,000 to 150,000,000, (iv) the issuance of 15,411,650 shares of our common stock to David Badner in various transactions in 2001 and 2002, (v) the issuance of our common stock upon conversion of outstanding debt, (vi) the issuance of 13,333,333 shares of our common stock to PBAA Fund Ltd. as of June 30, 2003, and (vii) an amendment to our 1999 and 2000 stock option plans to increase the total number of shares with respect to which options may be granted under the plans from 1,500,000 to 12,000,000.

The Company also reported that in order for stockholder proposals for the 2004 annual meeting to be eligible for inclusion in our proxy statement, they must be received by our Secretary not later than October 1, 2004.

ABOUT IA GLOBAL INC.

IA Global, Inc. is a public holding company focused on acquiring companies that operate in the entertainment, media and technology areas. Through our 67% equity interest in Fan Club Entertainment Ltd., we provide advertising, merchandising, publishing, website and data management services to Cyberbred Ltd., which manages the fan club in Japan for Marvel Entertainment Inc. and Marvel Characters Inc. We have developed an Internet acceleration product and service and market these products and services through our joint venture company, QuikCAT Australia, in the Australia and New Zealand markets. We also recently acquired a 60.5% equity interest in Rex Tokyo Ltd., a supplier and maintenance contractor of parts to the Pachinko and slot machine gaming industry in Japan.

For further information, contact:
Mark Scott, CFO
IA Global Inc.
533 Airport Blvd. Suite 400
Burlingame CA  94010
650-685-2402 (t)
650-685-2404 (f)
scott@iaglobalinc.com
www.iaglobalinc.com

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: STATEMENTS IN THIS PRESS RELEASE REGARDING IA GLOBAL INC.'S BUSINESS, WHICH ARE NOT HISTORICAL FACTS, ARE "FORWARD-LOOKING STATEMENTS" THAT INVOLVE RISKS AND UNCERTAINTIES. FOR A DISCUSSION OF SUCH RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS, SEE "RISK FACTORS" IN THE COMPANY'S PROSPECTUS. INVESTORS AND PROSPECTIVE INVESTORS SHOULD READ THIS PRESS RELEASE IN CONJUNCTION WITH THE COMPANY'S REPORTS ON FORM 10-K, FORMS 10-Q AND OTHER FORMS AS FILED WITH THE SEC.